Exhibit 4.1

Execution Version

FORM OF AMENDMENT NO. 8 TO MARGIN LOAN AGREEMENT

This AMENDMENT NO. 8 TO MARGIN LOAN AGREEMENT, dated as of June 26, 2024 (this “Agreement”), is entered into by and among LBC CHEETAH 6, LLC, a Delaware limited liability company (“Borrower”), each financial institution party to the Loan Agreement (as defined below), in each case, immediately prior to the effectiveness of this Agreement but immediately after the effectiveness of the Step One Agreements (as defined below) (in their respective capacities as Lenders (as such term is used in the Loan Agreement), each, a “Lender” and, collectively, the “Lenders”), BNP Paribas, New York Branch (“BNP NY”), as administrative agent (as successor to Wilmington Trust, National Association (“Wilmington Trust” and, as successor to Bank of America, N.A., in its capacity as administrative agent (the “Original Administrative Agent” and, together with Wilmington Trust, the “Preceding Administrative Agents”), together with its successors and assigns in such capacity, “Administrative Agent”), and BNP Paribas, as calculation agent (as successor to Bank of America, N.A., in its capacity as calculation agent (the “Original Calculation Agent”), together with its successors and assigns in such capacity, “Calculation Agent”).

RECITALS

WHEREAS, Borrower, the lenders party thereto, Administrative Agent (as successor to the Preceding Administrative Agents) and Calculation Agent (as successor to the Original Calculation Agent) entered into that certain Margin Loan Agreement, dated as of August 31, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the Amendment No. 8 Effective Time (as defined below), the “Loan Agreement”).

WHEREAS, reference is made that certain (i) Joinder Agreement to the Collateral Account Control Agreement, by and among Banco Santander, S.A. (“New Lender”), the Borrower, the Administrative Agent, the Calculation Agent, U.S. Bank National Association, as a securities intermediary and as a deposit bank, and MUFG Bank, Ltd., as assignor (ii) Joinder Agreement to the Security Agreement, by and among New Lender, the Administrative Agent, the Calculation Agent and the Borrower, (iii) Assignment and Assumption Agreement, by and among MUFG Bank, Ltd., as assignor, New Lender, as assignee, and consented to and accepted by the Administrative Agent and the Borrower and (iv) Assignment and Assumption Agreement, by and among Deutsche Bank AG, London Branch, as assignor, Bank of America, N.A., as assignee, and consented to and accepted by the Administrative Agent and the Borrower (collectively, the documents described in the foregoing clauses (i) through (iv), the “Step One Agreements”), each dated as of the date hereof and effective substantially simultaneously with but immediately prior to the Amendment No. 8 Effective Time, and pursuant to which the New Lender shall become a Lender (as such term is used in the Loan Agreement) and a Secured Party under the Loan Agreement.

WHEREAS, after the effectiveness of the Step One Agreements, Borrower, each of the Lenders, Administrative Agent and Calculation Agent will make certain amendments to the Loan Agreement as provided in Section 2 of this Agreement (collectively, the “Amendments”) (the Loan Agreement, as so amended by the Amendments and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, being herein referred to as the “Amended Loan Agreement”).

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions.  Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Amended Loan Agreement.

SECTION 2.Amendments.  Immediately upon the occurrence of the Amendment No. 8 Effective Time:

2.1	Section 1.01 of the Loan Agreement is amended to add the following definitions in alphabetical order:

““Amendment No. 8” means that certain Amendment No. 8 to Margin Loan Agreement, dated as of the Amendment No. 8 Effective Date and effective as of the Amendment No. 8 Effective Time, by and among the Borrower, the Lenders party thereto and each Agent.;

“Amendment No. 8 Effective Date” means June 26, 2024.;

“Amendment No. 8 Effective Date Assignments” means the assignments contemplated by that certain (a) Assignment and Assumption Agreement, by and among MUFG Bank, Ltd., as assignor, Banco Santander, S.A., as assignee, and consented to and accepted by the Administrative Agent and the Borrower and (b) Assignment and Assumption Agreement, by and among Deutsche Bank AG, London Branch, as assignor, Bank of America, N.A., as assignee, and consented to and accepted by the Administrative Agent and the Borrower, each dated as of the Amendment No. 8 Effective Date and effective substantially simultaneously with but immediately prior to the Amendment No. 8 Effective Time.; and

“Amendment No. 8 Effective Time” means the time when Amendment No. 8 becomes effective on the Amendment No. 8 Effective Date which shall be substantially simultaneously with but immediately after the effectiveness of the Amendment No. 8 Effective Date Assignments.”

2.2	the definition of “Maturity Date” in Section 1.01 of the Loan Agreement is amended and restated in its entirety as follows:

““Maturity Date” means (i) with respect to all Initial Loans and Revolving Loans, June 30, 2027 (or, if such date is not a Business Day, the immediately preceding Business Day) and (ii) with respect to any Additional Loans, the Maturity Date set forth in the relevant Incremental Agreement with respect to such Additional Loans; provided that such Maturity Date shall not be earlier than the Maturity Date for any then-outstanding Loans at the time such Additional Loans are incurred.”

2.3	the definition of “Minimum Price” in Section 1.01 of the Loan Agreement is amended and restated in its entirety as follows:

““Minimum Price” means $[●]; provided that, in the event of an Issuer Merger Event or Spin-Off Event, the Calculation Agent may adjust the Minimum Price and provide for a Minimum Price applicable to the Merger Shares or Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d).”

SECTION 3.Interest True Up; Certain Waivers.

3.1

Notwithstanding anything herein or in the Loan Agreement to the contrary, substantially simultaneously with the occurrence of the Amendment No. 8 Effective Time, the Borrower shall pay directly to the Administrative Agent, for the ratable benefit of each Person that was a Lender immediately prior to the effectiveness of the Step One Agreements, (x) all accrued and unpaid interest with respect to the outstanding Loans and (y) all accrued and unpaid Commitment Fees with respect to the Revolving Commitments, in each case, outstanding immediately prior to the effectiveness of this Agreement.

3.2

The Lenders waive any indemnity claim for breakage costs under Section 3.04 of the Loan Agreement in connection with the repayment of interest in connection with the occurrence of the Amendment No. 8 Effective Date as described above.

SECTION 4.Conditions to Effectiveness.  This Agreement (and the amendments in Section 2) shall become effective on the date (the “Amendment No. 8 Effective Date”) on which all the conditions set forth in this Section 4 shall have been satisfied or waived by the Lenders and, as applicable, Administrative Agent but, in any event, solely after the effectiveness of the Step One Agreements (the “Amendment No. 8 Effective Time”):

4.1

Administrative Agent shall have executed this Agreement, in its capacity as Administrative Agent, and shall have received counterparts of this Agreement executed by Borrower, each Lender and the Calculation Agent.

4.2	Administrative Agent, on behalf of each Lender, shall have received a certificate executed by a Responsible Officer of Borrower certifying that:

(i)Each of the representations and warranties made by Borrower set forth in Article V of the Amended Loan Agreement (other than, for the avoidance of doubt, Section 5.20 contained therein) and the other Loan Documents shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date); and

(ii)No Default shall exist as of the Amendment No. 8 Effective Date or would result from the consummation of the transactions contemplated by this Agreement on the Amendment No. 8 Effective Date.

4.3

Administrative Agent and each Lender shall have received (x) such documents and certifications as Administrative Agent or any Lender may reasonably require to evidence that Borrower is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business and (y) resolutions or other evidence of organizational action authorizing the execution, delivery and performance of this Agreement and the Amended Loan Agreement, in each case, and consistent with those delivered on the Amendment No. 7 Effective Date in connection with the entering into of Amendment No. 7.

4.4

Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Lenders and Agents to the extent invoiced at least two (2) Business Days prior to the Amendment No. 8 Effective Date; provided that such amount shall not thereafter preclude a final settling of accounts between Borrower, such Lenders and Agents; provided, further that, in each case, in the case of legal fees and expenses, such fees and expenses shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel to Agents and the Lenders, taken as a whole.

SECTION 5.Representations and Warranties of Borrower. By its execution of this Agreement, Borrower hereby represents and warrants to the Lenders, Administrative Agent and Calculation Agent that, as of the Amendment No. 8 Effective Date:

5.1

The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of its respective Organization Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound; (c) result in the creation or imposition of any Transfer Restriction or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or require any payment to be made under, any Contractual Obligation; (d) violate any written corporate policy of any Issuer applicable to Borrower or, to Borrower’s knowledge, affecting Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f) above, where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.2	No Default exists as of the date hereof.

SECTION 6.Validity of Obligations and Liens; Reaffirmation.

6.1	Validity of Obligations. Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.
6.2

Validity of Liens and Loan Documents. Borrower hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted in the Security Agreement to secure the Obligations and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” (and each reference in the Loan Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Loan Agreement.

SECTION 7.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement. The words “execute”, “execution”, “signed”, “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.

SECTION 8.Execution of Agreement. This Agreement shall be executed by Borrower, Administrative Agent, Calculation Agent and each of the Lenders.  Execution of this Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) this Agreement and, upon the effectiveness of this Agreement, the Amended Loan Agreement.

SECTION 9.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 10.Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement is a Loan Document.

SECTION 11.No Discharge. This Agreement shall not discharge or release the obligations of any Person party to any Loan Document or discharge or release any security under any Loan Document. Nothing herein contained is intended by the parties to be, or shall be, construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, including but not limited to the Control Agreement, which shall remain in full force and effect. Nothing in this Agreement shall be construed as a release or other discharge of Borrower from any of its obligations and liabilities under the Loan Documents, all of which are continued on the terms set forth in the Amended Loan Agreement, the Control Agreement and the other Loan Documents.

SECTION 12.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 13.SUBMISSION TO JURISDICTION; WAIVERS; ETC.

13.1	SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS

PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

13.2

WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 13.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

13.3

SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE AMENDED LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

13.4

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 14.Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 15.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (to the extent permitted by Section 10.06 of the Amended Loan Agreement).

SECTION 16.Recognition of the U.S. Special Resolution Regimes.

16.1

In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of the Amended Loan Agreement, and any interest and obligation in or under the Amended Loan Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Amended Loan Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

16.2

In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Amended Loan Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Amended Loan Agreement were governed by the laws of the United States or a state of the United States.

16.3	Definitions.

(a)   “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(b)   “Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(c)   “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(d)   “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 17.Authorization and Direction. By its signature below, each of the Lenders hereby authorizes and directs Administrative Agent and Calculation Agent to execute and deliver this Agreement.

SECTION 18.Third Party Beneficiaries. Notwithstanding anything herein to the contrary, MUFG Bank, Ltd. and Deutsche Bank AG, London Branch shall be third party beneficiaries of, and shall be entitled to enforce, Section 3.1, which Section shall survive any termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LBC CHEETAH 6, LLC, as Borrower

By: LMC Cheetah 1, LLC, as sole member and a manager of LBC CHEETAH 6, LLC

By: Liberty Broadband Corporation, as sole member and manager of LMC
CHEETAH 1, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

BNP PARIBAS, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS, as Calculation Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

MIZUHO BANK, LTD., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

BANCO SANTANDER, S.A., as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

CITIBANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Margin Loan Agreement]

SOCIETE GENERALE, as a Lender

By:
Name:
Title: